SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

Date of Report (earliest event reported): September 30, 2005


                         NEWTEK BUSINESS SERVICES, INC.
                         ------------------------------
        (Exact name of small business issuer as specified in its charter)


           New York                     001-16123               11-3504638
-------------------------------      ----------------      -------------------
(State or other jurisdiction of      (Commission file       (I.R.S. Employer
incorporation or organization)           number)           Identification No.)



462 Seventh Avenue, 14th floor, New York, NY                       10018
--------------------------------------------                    ----------
(Address of principal executive offices)                        (Zip Code)



Issuer's telephone number, including area code:  (516) 390-2260
                                                 --------------



                              Newtek Capital, Inc.
                          ---------------------------
                                  (Former Name)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On September 30, 2005 Newtek Business Services, Inc. (NASDAQ:NKBS) (www.newtekbusinessservices.com), announced that its small business lender, Newtek Small Business Finance, Inc., has entered into an agreement with UBS Financial Services, Inc. ("UBS") to make small business lending services available to UBS customers nationwide.

UBS is one of the world's leading financial firms, located in all major financial centers worldwide. The company employs over 67,000 people and its client base includes affluent and high net worth individuals, institutional and corporate clients, governments, financial intermediaries and wholesale intermediaries. In the United States, UBS has CHF 639 billion in invested assets and nearly 2 million private client relationships, supported by a network of over 7,500 finanical advisors in 366 branch office locations. Newtek Small Business Finance will provide to UBS customers referred by the bank's registered representatives United States Small Business Administration guaranteed loans of $25,000 to $2 million using its proprietary internet-based application intake and processing system.


                                   SIGNATURES

      In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                              NEWTEK BUSINESS SERVICES, INC.


Date:  October 1, 2005                            /s/ Barry Sloane
                                              --------------------------
                                              Barry Sloane
                                              Chairman of the Board,
                                              Chief Executive Officer,
                                              and Secretary